UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2011

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On January 4, 2011, Angiotech Pharmaceuticals, Inc. (“Angiotech”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that Angiotech’s common shares will be delisted from Nasdaq as a result of Angiotech’s failure to regain compliance with Listing Rule 5450(a)(1) which requires Angiotech’s common shares to maintain a minimum bid price of $1.00 per share. As previously disclosed, on July 6, 2010 Angiotech received a notice from Nasdaq that the bid price for its common shares closed below the required minimum of $1.00 per share for the previous 30 consecutive business days (May 21, 2010 to July 2, 2010) and that in accordance with Nasdaq’s Listing Rule 5810(c)(3)(A), Angiotech had a grace period of 180 calendar days, until January 3, 2011, to regain compliance with Listing Rule 5450(a)(1).

Angiotech does not intend to appeal Nasdaq’s decision to delist its common shares. Therefore, trading in Angiotech’s common stock will be scheduled for delisting at the opening of business on January 13, 2011 and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove Angiotech’s common shares from listing and registration on Nasdaq. Angiotech’s common shares will continue to be tradable on the Toronto Stock Exchange.

A copy of Angiotech’s press release regarding the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release, dated January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc. (Registrant)

Date: January 6, 2011	By:	/S/ K. THOMAS BAILEY
K. Thomas Bailey Chief Financial Officer